UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2014

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 31, 2014, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated January 7, 2014, by and between Old National Bancorp ("Old National") and United Bancorp, Inc. ("United"), United merged with and into Old National, with Old National as the surviving corporation (the "Merger"). Immediately following the consummation of the Merger, effective as of July 31, 2014, United Bank & Trust, a Michigan state chartered bank and wholly owned subsidiary of United, merged with and into Old National Bank, a national banking association and wholly owned subsidiary of Old National, with Old National Bank as the surviving bank.

At the effective time of the Merger (the "Effective Time"), each issued and outstanding share of United common stock (other than shares owned by United, Old National and their respective subsidiaries, which shares were canceled) converted into the right to receive (i) $2.66 in cash and (ii) 0.7 (the "Exchange Ratio") fully paid and nonassessable shares of Old National common stock, no par value. At the Effective Time, each outstanding award (each, an "Award") under United's 1999 Stock Option Plan, 2005 Stock Option Plan and Stock Incentive Plan of 2010, respectively (collectively, the "United Stock Plans"), became fully vested (if unvested) and converted into an award (as converted, a "Converted Stock-Based Award") with respect to a number of shares of Old National common stock equal to the product of (i) the aggregate number of shares of United common stock subject to such Award, multiplied by (ii) 0.89 (the "Converted Stock-Based Award Ratio"), which is the sum of (y) the Exchange Ratio and (z) $2.66 divided by $13.90 (the average per share closing price of Old National common stock as quoted on The NASDAQ Global Select Market during the 10 trading days ending on July 25, 2014). All Converted Stock-Based Awards otherwise continue to have, and are subject to, the same terms and conditions set forth in the applicable United Stock Plan (or other agreement to which such Converted Stock-Based Award was subject immediately prior to the Effective Time). The exercise or strike price (if any) per share of Old National common stock applicable to any Converted Stock-Based Award shall be equal to (i) the per share exercise price of such Award immediately prior to the Effective Time divided by (ii) the Converted Stock-Based Award Ratio. At the Effective Time, United's Amended and Restated Director Retainer Stock Plan and Senior Management Bonus Deferral Stock Plan, respectively, terminated and each phantom share credited to a participant's account under each of these plans converted into the right to receive a number of shares of Old National common stock equal to the Converted Stock-Based Award Ratio. Accrued benefits under such plans will be distributed following the Effective Time.

As a result of the Merger, Old National will deliver approximately $34 million in cash and approximately 8.9 million shares (not including shares subject to Converted Stock-Based Awards or to be issued in settlement of phantom shares credited under United's deferred compensation plans) of Old National common stock to former holders of United common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

August 1, 2014	By:	Christopher A. Wolking

Name: Christopher A. Wolking
Title: Senior Executive Vice President, Chief Financial Officer